SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

STONE ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STONE ENERGY CORPORATION
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 21, 2003

To the Stockholders of Stone Energy Corporation:

        The 2003 Annual Meeting of Stockholders (the “Annual Meeting”) of Stone Energy Corporation (the “Company”) will be held on Wednesday, May 21, 2003 at 10:00 a.m., local time, in the Denechaud Room of Le Pavillon Hotel, Baronne and Poydras Streets, New Orleans, Louisiana, for the following purposes:

(1)	To elect four directors to serve until the 2006 Annual Meeting of Stockholders;

(2)	To ratify the appointment of Ernst & Young LLP, the Company’s independent public accountants during 2002, as independent public accountants of the Company for the fiscal year ending December 31, 2003;

(3)	To approve an amendment of the Company's 2001 Amended and Restated Stock Option Plan to increase the number of shares reserved for issuance thereunder; and

(4)	To transact such other business as may properly come before such meeting or any adjournment(s) thereof.

        The close of business on March 26, 2003, was fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

        You are cordially invited to attend the Annual Meeting. Your attention is directed to the attached Proxy Statement. Whether or not you plan to attend the Annual Meeting, we ask that you vote as soon as possible. You may vote by mailing a completed proxy card, by telephone or via the Internet. For detailed information regarding voting instructions, please refer to the section entitled “Voting by Mail, via the Internet or by Telephone” on page 2 of the Proxy Statement. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

By Order of the Board of Directors Andrew L. Gates, III Secretary

Lafayette, Louisiana
April 9, 2003

STONE ENERGY CORPORATION

625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 237-0410

PROXY STATEMENT

        The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Annual Meeting to be held on Wednesday, May 21, 2003 at 10:00 a.m., local time, in the Denechaud Room of Le Pavillon Hotel, Baronne and Poydras Streets, New Orleans, Louisiana, or at any adjournment(s) thereof. The solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) will be conducted primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. These officers, directors and employees will not receive any extra compensation for these services. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company (“Common Stock”). The costs of the solicitation will be borne by the Company. This proxy statement and the form of proxy were first mailed to stockholders of the Company on or about April 9, 2003.

PURPOSE OF MEETING

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

Voting

        At the close of business on March 26, 2003, the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, there were 26,348,077 shares of Common Stock outstanding, each share of which is entitled to one vote. Common Stock is the only class of outstanding securities of the Company entitled to receive notice of and to vote at the Annual Meeting.

        The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company at 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508 or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

        The Company’s annual report to stockholders for the year ended December 31, 2002, including Form 10-K as filed with the Securities and Exchange Commission, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.

Voting by Mail, via the Internet or by Telephone

        Shareholders whose shares are registered in their own name may vote by mailing a completed proxy card, via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope and your shares will be voted at the Annual Meeting in the manner you direct. In the event no directions are specified, such proxies will be voted FOR each of the nominees of the Board of Directors, FOR the ratification of the appointment of Ernst and Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003, FOR the approval of the amendment to the Company’s 2001 Amended and Restated Stock Option Plan and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

        If your shares are registered in the name of a bank or brokerage firm and you have not elected to receive your Proxy Statement over the Internet, you may nevertheless be eligible to vote your shares over the Internet or by telephone rather than by mailing a completed voting instruction card provided by the bank or brokerage firm. Please check the voting instructions card provided by your bank or brokerage firm for availability and instructions. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the prepaid and addressed envelope provided.

Recommendations of the Board of Directors

        The Board of Directors recommend that you vote FOR each of the nominees of the Board of Directors, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003 and FOR the approval of the amendment to the Company’s 2001 Amended and Restated Stock Option Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of Common Stock as of March 22, 2003 (unless otherwise indicated) by (i) each person known by the Company to own beneficially more than five percent of its outstanding Common Stock, (ii) the Company’s Chief Executive Officer during 2002 and each of the Company’s other four most highly compensated executive officers who were serving as executive officers at the end of 2002, (iii) each of the Company’s directors and nominees and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person.

	Beneficial Ownership (3)
Name of Beneficial Owner	Shares	Percent of Outstanding Common Stock
Berger Financial Group LLC (1)	2,932,115	11.1%
James H. Stone (2)(4)	1,529,017	5.8%
D. Peter Canty (5)	434,570	1.6%
Andrew L. Gates, III	61,100	*
E.J. Louviere	53,300	*
Craig L. Glassinger	55,100	*
Joe R. Klutts	416,070	1.6%
David R. Voelker (6)	399,074	1.5%
Robert A. Bernhard (7)	179,690	*
Raymond B. Gary (8)	81,259	*
John P. Laborde	43,335	*
B.J. Duplantis	36,049	*
Richard A. Pattarozzi	11,000	*
Peter K. Barker	7,000	*
George R. Christmas	200	*
Executive Officers and Directors as a group (consisting of 18 persons)	3,740,986	14.2%
* Less than 1%.
(1)	Berger Financial Group LLC's address is 210 University Blvd., Suite 800, Denver, Colorado, 80206. Perkins, Wolf, McDonnell & Company filed Schedule 13G as of December 31, 2002 related to the above shares. Perkins, Wolf, McDonnell & Company is an investment fund management group located at 310 S. Michigan Avenue, Suite 2600, Chicago, IL 60604. The number of shares held is based on information obtained from third parties.
(2)	Mr. Stone's address is 909 Poydras, Suite 2650, New Orleans, Louisiana, 70112.
(3)	Under the regulations of the Securities and Exchange Commission, shares are deemed to be "beneficially owned" by a person if he directly or indirectly has or shares the power to vote or dispose of, or to direct the voting or disposition of, such shares, whether or not he has any pecuniary interest in such shares, or if he has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right. The shares beneficially owned by (i) Mr. Stone include 54,000 shares, (ii) Mr. Canty include 81,000 shares, (iii) Mr. Gates include 61,000 shares, (iv) Mr. Louviere include 53,000 shares, (v) Mr. Glassinger include 55,000 shares, (vi) Messrs. Gary, Laborde, Voelker, Duplantis and Bernhard each include 20,000 shares, (vii) Mr. Pattarozzi include 11,000 shares, (viii) Mr. Barker include 6,000 shares, (ix) Mr. Klutts include 10,000 shares and (x) the executive officers and directors as a group include 609,000 shares, that may be acquired by such persons within 60 days through the exercise of stock options.
(4)	Includes shares owned by two partnerships known as James H. Stone Interests and James H. Stone Interests II, of which Mr. Stone disclaims any pecuniary interest with respect to 59,226 and 16,234 shares, respectively. Also includes 7,630 shares held by Thomas Stone as custodian for the benefit of Mr. Stone's two minor children, to which Mr. Stone disclaims any pecuniary interest. Also includes 1,045 shares owned by a limited liability company in which Mr. Stone has a 4% interest.
(5)	Includes 200 shares owned by Mr. Canty's wife.
(6)	Includes 72,440 shares owned by two trusts for the benefit of Mr. Stone's children, of which Mr. Voelker is a trustee, 294,970 shares owned by Frantzen/Voelker Investments, L.L.C., in which Mr. Voelker owns a 20% interest. Mr. Voelker disclaims any pecuniary interest with respect to the shares owned by the trusts for the benefit of Mr. Stone's children.
(7)	Includes 30,000 shares held by the Bernhard Trust "B" of which Mr. Bernhard is the trustee and a potential beneficiary, and 12,000 shares held by Mr. Bernhard's wife.
(8)	Includes 20,000 shares owned by Mr. Gary's wife.

ELECTION OF DIRECTORS

        Currently, 11 directors serve on the Company’s Board of Directors. Four directors are to be elected at the Annual Meeting. The Company’s Bylaws provide for a classified Board of Directors. Thus, the Board of Directors is divided into Classes I, II and III, the terms of office of which are currently scheduled to expire on the dates of the Company’s Annual Meetings of Stockholders in 2003, 2004 and 2005, respectively. Peter K. Barker, D. Peter Canty, Raymond B. Gary and David R. Voelker have been nominated to serve in Class I and, if elected, will serve until the Company’s 2006 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Each of the four nominees for director currently serves as a director of the Company. The remaining seven directors named below will not be required to stand for election at the Annual Meeting because their present terms expire in either 2004 or 2005. A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Accordingly, abstentions and “broker non-votes” will have no effect on the outcome of the election of directors assuming a quorum is present or represented by proxy at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.

        Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the Class I nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE FOUR NOMINATED DIRECTORS.

        The following table sets forth information regarding the names, ages as of March 20, 2003 and principal occupations of the nominees and directors, other directorships in certain companies held by them and the length of continuous service as a director of the Company.

	Principal Occupation and Directorships	Director Since	Age
Class I Nominees
D. Peter Canty	President and Chief Executive Officer of the Company	1993	56

Raymond B. Gary	Advisory Director, Morgan Stanley & Co. Inc., an investment banking firm	1993	74

David R. Voelker	Owner, Frantzen-Voelker Investments, a personal holding company	1993	49

Peter K. Barker	Retired Partner, Goldman Sachs & Co., an investment banking firm, Director, Ameron International and Avery Dennison Corporation	2000	54
Class II Directors
George R. Christmas	Retired Lieutenant General, U.S. Marine Corps, President, Marine Corps Heritage Foundation, a private, non-profit organization.	2003	63

B.J. Duplantis	Senior Partner of the law firm of Gordon, Arata, McCollam, Duplantis & Eagan	1993	63

John P. Laborde	Retired Chairman Emeritus, Tidewater Inc., Director, Stewart Enterprises, Inc. & Stolt Offshore, S.A., Chairman, Laborde Marine Lifts, Inc., Laborde Products, Inc., Lab More Properties and Lab-Rex, L.L.C.	1993	79

Richard A. Pattarozzi	Former Vice President of Shell Oil Company, an oil and gas company, Director, Tidewater Inc., Transocean Inc., Global Industries, Ltd., Superior Energy Services Inc. and FMC Technologies Inc.	2000	59
Class III Directors
Robert A. Bernhard	Co-Chairman of Munn, Bernhard & Associates, Inc., an investment advisory firm, and a member of McFarland, Dewey and Co. LLC, an investment banking firm	1993	74

Joe R. Klutts	Vice Chairman of the Board of the Company	1993	68

James H. Stone	Chairman of the Board of the Company; Director, Newpark Resources, Inc.	1993	77

        Each of the nominees and directors has been engaged in the principal occupation set forth opposite his name for at least the past five years except as described below.

        D. Peter Canty was appointed Chief Executive Officer of the Company on January 1, 2001 upon the resignation of that position by James H. Stone. Mr. Canty has served as President of the Company since March 1994.

        Peter K. Barker served as a General Partner for the investment banking firm of Goldman Sachs & Co. from 1978 through his retirement in 1998. After his retirement, he served as an Advisory Director of Goldman Sachs & Co until May 2002.

        Lieutenant General George R. “Ron” Christmas was appointed to the board of directors of the Company on March 20, 2003. General Christmas retired from active duty in the U.S Marine Corps in September 1996.

Meetings and Committees of the Board of Directors

        The Board of Directors held six meetings plus a three-day retreat during 2002. Each director attended all of the meetings of the Board of Directors. Each director attended all of the meetings of the committees on which he currently serves. During 2002, the Board of Directors approved and adopted formal Corporate Governance Guidelines, a copy of which is included herein as Appendix E. Also during 2002, the Board approved and adopted a Code of Business Conduct and Ethics, a copy of which is included herein as Appendix F. The Company has the following standing committees:

        Audit Committee. The Audit Committee, which currently consists of Messrs. Barker, Bernhard and Gary , met six times during 2002. Messrs. Duplantis and Laborde served on the Audit Committee during 2002 but are no longer members of this committee. During 2002, the Audit Committee Charter was revised and is included herein as Appendix B. The principal functions of the Audit Committee are to annually review and reassess the adequacy of its charter, to review the engagement of a firm of independent public accountants including the firm’s qualifications and independence, to review with management and the independent public accountants the Company’s annual and quarterly financial statements, to review with management the Company’s major financial risk exposures, to review changes to the Company’s significant auditing and accounting principles and practices, to consult with our independent public accountants regarding the firm’s internal quality-control procedures and the procedures for the Company’s financial reporting processes, to review the significant reports prepared by the internal auditor and to assist the Board of Directors in monitoring compliance with legal and regulatory requirements.

        The Company believes that each of the members of the Audit Committee is independent as defined by the current listing standards of the New York Stock Exchange.

        Nominating and Governance Committee. The Nominating and Governance Committee, which currently consists of Messrs. Barker, Bernhard, Duplantis, Gary, Laborde, Pattarozzi and Voelker, met two times during 2002. During 2002, the Board of Directors adopted and approved a formal charter for the Nominating and Governance Committee, a copy of which is included herein as Appendix C. Its principal functions are: to assist the Company’s Directors in selecting individuals to be nominated for election to serve as directors and to serve on various committees, to annually review and reassess the adequacy of its charter, to lead the Board of Directors in its annual review of the Board’s performance and to review and access the adequacy of the Company’s Corporate Governance Guidelines. The Nominating and Governance Committee will consider nominees recommended by security holders provided that such nominees are recommended in writing pursuant to Section 13 in Article III of the Company’s Bylaws not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of the Company’s stockholders.

        Compensation Committee. The Compensation Committee, which currently consists of Messrs. Gary, Pattarozzi, and Voelker, met four times during 2002. Mr. Duplantis served on the Compensation Committee during 2002 but is no longer a member of this committee. During 2002, the Board of Directors adopted and approved a formal charter for the Compensation Committee, a copy of which is included herein as Appendix D. Its principal function is to review and approve the compensation of the officers and other employees of the Company. In addition, the Compensation Committee administers the Company’s stock option and incentive compensation plans and has the authority to make grants pursuant to these plans. Members of the Compensation Committee are not eligible to participate in any of the plans that they administer except as to options granted automatically to Nonemployee Directors under the 2001 Amended and Restated Stock Option Plan. There were no compensation committee interlocks between the Company and any other entity during 2002.

        Executive Committee. The Executive Committee, which currently consists of Messrs. Canty, Duplantis, Klutts and Stone, did not meet during 2002. Its principal function is to aid and assist the Company’s management in the day-to-day operation of the Company.

        Investment Committee. The Investment Committee, which currently consists of Messrs. Barker, Bernhard, Canty and Stone, did not meet during 2002. Its principal functions are to determine the investment objectives for the Company’s cash assets and select and supervise one or more investment managers.

        Pricing Committee. The Pricing Committee, which currently consists of Messrs. Stone, Canty, Bernhard and Gary, did not meet during 2002. Its principal function is to determine the price at which the Company’s securities are initially sold.

        Strategy Committee. The Strategy Committee, which currently consists of Messrs. Canty, Barker, Duplantis and Pattarozzi, met one time during 2002. Its principal function is to assist the Company’s management in reviewing and pursuing strategic alternatives.

Compensation of Directors

        Pursuant to the Company’s 2001 Amended and Restated Stock Option Plan (the “Plan”), directors of the Company who are not officers or employees of the Company or any of its subsidiaries (“Nonemployee Directors”) will receive, upon the date of their initial appointment to the Board of Directors of the Company, a nonqualified stock option to purchase 1,000 shares of Common Stock. Effective March 20, 2003, Lt. General Christmas was granted an option to purchase 1,000 shares of Common Stock at an exercise price of $32.00. Further, as of the date of each annual meeting of the stockholders of the Company, each Nonemployee Director, who has already received his initial option grant as described in the preceding sentence, will receive a nonqualified stock option to purchase 5,000 shares of Common Stock. Each option will have an exercise price equal to the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash, qualified, mature shares of common stock (valued at fair market value at the date of exercise) or by a combination of such means of payment. Generally, the fair market value of a share of Common Stock on a particular date is equal to the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on such date. Effective as of the date of the Company’s 2002 Annual Meeting of Stockholders, each of Messrs. Gary, Voelker, Duplantis, Laborde, Klutts, Pattarozzi, Barker and Bernhard was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $42.96 per share pursuant to the Plan.

        Except upon the occurrence of a “Change of Control” (as defined in the Plan), all options granted to Nonemployee Directors under the Plan have a maximum term of five years and will vest in three equal annual installments beginning on the first anniversary of the date of grant. Upon the occurrence of a Change of Control, each option will be exercisable in full.

        Effective January 1, 2002, each Nonemployee Director is paid $5,000 each quarter, plus $1,000 for attending each board meeting and $1,000 for attending each committee meeting. Each Nonemployee Director is also reimbursed for expenses incurred in attending meetings of the Board of Directors and committees thereof.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act and related regulations require the Company’s officers and directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of copies of such forms received by it, the Company believes that, during the period from January 1, 2002 to March 26, 2003, its officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements, except that Michael E. Madden and Gerald G. Yunker each were late in filing one Form 4 with respect to one transaction following their promotion to executive officers of the Company in March of 2002.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

        The following table sets forth annual and long-term compensation for services in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2002, 2001 and 2000 of those persons who were, at December 31, 2002, the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the “named executive officers”).

		Annual Compensation				Long-Term Compensation Number of Securities Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Other		Options	Compensation(2)
D. Peter Canty President and Chief Executive Officer	2002 2001 2000	$200,000 200,000 185,000	$ - - 138,750	$ - - -		75,000 5,000 50,000	$9,050 8,408 8,376	(3)(4) (3)(4) (3)(4)

James H. Stone Chairman of the Board of Directors	2002 2001 2000	$275,000 152,083 190,625	$ - - 152,500	$ - - -		40,000 - 50,000	$9,216 20,376 20,376	(6) (6) (6)

Andrew L. Gates, III Vice President and General Counsel	2002 2001 2000	$172,500 170,625 150,000	$34,500 97,063 112,500	$ - - -		18,000 5,000 25,000	$9,782 9,172 9,172	(7) (7) (7)

Craig L. Glassinger Senior Vice President - Planning, Acquisitions and Analysis	2002 2001 2000	$152,375 142,188 117,500	$30,475 14,219 88,125	$ - 99,850 17,735	(5) (5)	35,000 5,000 20,000	$9,922 9,672 9,672	(8) (8) (8)

E.J. Louviere Vice President - Land	2002 2001 2000	$143,750 142,188 107,500	$28,750 14,219 68,540	$ - 99,850 17,735	(5) (5)	18,000 5,000 20,000	$7,526 7,250 7,228	(9)(10) (9)(10) (9)(10)

(1)

The amounts reflected in the table for 2002, 2001 and 2000 represent bonuses paid in March 2003, March 2002 and February 2001, respectively, which related to performance in 2002, 2001 and 2000, respectively.

(2)

Except as indicated in the following notes, amounts in all other compensation reflect amounts contributed or accrued by the Company on behalf of the named executive officers under the Company’s 401(k) profit sharing plan and the economic benefit attributable to group life insurance coverage.

(3)	Includes annual premiums of $2,300 paid by the Company for a life insurance policy as to which the Company is not a beneficiary.

(4)

A predecessor of The Stone Petroleum Corporation (“TSPC”) entered into deferred compensation agreements with several of its employees, including Mr. Canty, prior to 1982. TSPC has purchased split-dollar life insurance policies to fund these agreements. A substantial portion of the face value of each of the policies is payable to the beneficiaries of the employees. See “— Deferred Compensation Agreements.” Of the amounts reflected in the table for each of 2002, 2001 and 2000, $468, $436 and $404, respectively, are attributable to the economic benefit pursuant to the policy relating to Mr. Canty.

(5)

Reflects amounts paid by a trust formed by the Company for the benefit of certain employees. Such trust held net profits interests that burden properties acquired by the Company prior to July 1993. Effective January 1, 2001, the Company acquired the net profits interests from the employees and discontinued this benefit program.

(6)

Includes $11,410 of premiums in 2001 and 2000, respectively, paid by the Company for a life insurance policy as to which the Company is not the beneficiary. Other compensation during 2002, 2001 and 2000 includes $3,716 representing the economic benefit of a group term life insurance policy as to which the Company is not the beneficiary.

(7)	Includes $3,500 of premiums paid by the Company for a life insurance policy as to which the Company is not a beneficiary.

(8)	Includes $4,000 of premiums paid by the Company for a life insurance policy as to which the Company is not a beneficiary.

(9)	Includes $1,250 of premiums paid by the Company for a life insurance policy as to which the Company is not a beneficiary.

(10)

A predecessor of TSPC entered into deferred compensation agreements with several of its employees, including Mr. Louviere, prior to 1982. TSPC has purchased split-dollar life insurance policies to fund these agreements. A substantial portion of the face value of each of the policies is payable to the beneficiaries of the employees. See ” Deferred Compensation Agreements.” Of the amounts reflected in the table for each of 2002, 2001 and 2000, $354, $328 and $305, respectively, are attributable to the economic benefit pursuant to the policy relating to Mr. Louviere.

Stock Options Granted in 2002

        During 2002, the named executive officers were granted an aggregate of 186,000 options to purchase shares of common stock at an exercise price of $32.96 per share pursuant to the Company’s 2001 Amended and Restated Stock Option Plan as follows:

Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in 2002	Exercise Price ($/Share)	Expiration Date	Fair Value at Date of Grant (2)

D. Peter Canty	75,000	12.0%	$32.96	12/06/2012	$1,168,500
James H. Stone	40,000	6.4%	32.96	12/06/2012	623,200
Andrew L. Gates, III	18,000	2.9%	32.96	12/06/2012	280,440
Craig L. Glassinger	35,000	5.6%	32.96	12/06/2012	545,300
E.J. Louviere	18,000	2.9%	32.96	12/06/2012	280,440

  (1)   Options vest 20% each year over a five-year period.
  (2)   The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: (a) dividend yield of 0%, (b) expected volitility of 45.1%, (c) risk-free interest rate of 3.1% and
(d) expected life of six years.

Fiscal Year-End Option Values and Stock Option Exercises

        The following table contains information concerning the number and value of exercisable and unexercisable options at December 31, 2002. There were no stock options exercised by the named executive officers during 2002.

	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-The-Money Options at December 31, 2002(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
D. Peter Canty	71,000	109,000	$850,813	$30,000
James H. Stone	44,000	70,000	313,140	16,000
Andrew L. Gates, III	56,000	37,000	749,013	7,200
Craig L. Glassinger	51,000	51,000	612,058	14,000
E.J. Louviere	54,000	34,000	672,450	7,200

(1)   The value of each unexercised in-the-money stock option is equal to the difference between the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2002
of $33.36 and the per share exercise price of the stock option.

Equity Compensation Plan Information as of December 31, 2002

Plan category	Number of securities to be issued upon exercise of options (a)	Weighted- average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	2,419,557	$37.68	353,550
Equity compensation plans not approved by security holders	-	-	-
Total	2,419,557	$37.68	353,550
(1) Outstanding options include 21,857 options assumed by Stone as a result of the merger with Basin Exploration during 2001.

Deferred Compensation Agreements

        Prior to 1982, a predecessor of the Company entered into deferred compensation and disability agreements (the “Deferred Compensation Agreements”) with several of its employees, including D. Peter Canty and E.J. Louviere. Benefits under the Deferred Compensation Agreements have become fully vested. Benefits are payable in a fixed monthly amount at age 65 (or actual retirement, if later) for a continuous period of 180 months. The Deferred Compensation Agreements also provide for monthly payments upon total disability, and certain benefits upon partial disability, until the employee reaches age 65. Mr. Canty and Mr. Louviere are entitled to receive annual benefits at age 65 (or actual retirement, if later) of $28,500 and $10,000, respectively, under their Deferred Compensation Agreements.

        The Company has purchased split-dollar life insurance policies to fund its obligations under the Deferred Compensation Agreements. These policies are designed to have a cash surrender value, when the employee reaches age 65, which is sufficient to fund the Company’s obligations. The Company owns the right to the cash surrender value of the policies. A substantial portion of each of the policies is payable to the beneficiaries of each employee with the remainder payable to the Company. Premiums paid by the Company pursuant to the policies relating to Mr. Canty and Mr. Louviere are included under “All Other Compensation” in the Summary Compensation Table.

Compensation Committee Report on Executive Compensation

        The Compensation Committee’s principal duty is to review and approve the compensation of the officers and other employees of the Company. In addition, the Compensation Committee administers the Company’s Stock Option and Incentive Compensation Plans and has the authority to make grants pursuant to these plans. Members of the Compensation Committee are not eligible to participate in any of the plans they administer.

        Executive Compensation. The Committee believes that the compensation of executive officers should not only be adequate to attract, motivate and retain competent executive personnel, but that it should also serve to align the interests of the executive officers with those of the stockholders. To achieve these ends, in addition to a competitive yet modest base salary, the Company has adopted both short-term and long-term incentive compensation plans that are dependent upon the Company’s performance. The Compensation Committee does not currently intend to award levels of compensation that would result in a limitation on the deductibility of a portion of such compensation for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); however, the Compensation Committee may authorize compensation that results in such limitations in the future if it determines that such compensation is in the best interest of the Company.

        Base Salary. While the Committee believes it is crucial to provide salaries within a competitive market range in order to attract and retain personnel who are highly talented, the Committee has established a philosophy of generally providing more conservative base salaries and more aggressive incentive compensation opportunities than the market in order to strongly emphasize pay-for-performance. The specific competitive markets considered depend on the nature and level of the positions in question and the labor markets from which qualified individuals would be recruited. The Committee intends to review the executive group’s salaries on a biannual basis and adjust them if they deviate substantially from the average for other companies, including the Peer Group, and salary levels implied by other market data. The Peer Group consists of the companies named below under the heading “Stockholder Return Performance Presentation”.

        Incentive Compensation. The Company’s Annual Incentive Compensation Plan was terminated in 1996 and, in lieu thereof, the Compensation Committee adopted a discretionary bonus plan. The Board of Directors approved and adopted the Revised Annual Incentive Compensation Plan in February 2003. Under the Plan, bonuses are primarily tied to several performance criteria, including the daily average increases in the Company’s Common Stock, the daily average increases in the Company’s Common Stock versus the common stock of the Peer Group, the annual increases in earnings and net asset value per share and other strategic achievements as determined by the Board of Directors on an annual basis. A portion of the bonuses is also determined by the sole discretion of the Committee. The Plan, as revised, was filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2002. To the extent that performance criteria are met, an incentive pool is generated. The amount of the incentive pool, however, may not exceed the aggregate base salary of all eligible employees for the relevant plan year, and no individual award to an eligible employee may exceed such employee’s base salary for the relevant plan year.

        The Committee is responsible for determining the participants, performance criteria to be used, award levels and allocation of generated incentives. Any allocated incentives are awarded to individuals, including executive officers, based upon a combination of group and individual performance factors. It is the overall objective of the Company that the Plan not reward employees until the Company’s stockholders have been appropriately rewarded for investing in the Company. The Committee is not required to grant awards for all amounts available under the Plan. For the 2002 performance year, a total of $2.2 million was available for awards and $2.1 million was paid. Awards granted to the named executive officers for the 2002 performance year are presented under “Bonus” in the Summary Compensation Table.

        Stock Option Plan. Stock option grants are designed to align the long-term interests of the Company’s employees with those of its stockholders by directly linking compensation to stockholder return, as well as by enabling employees to develop and maintain a significant, long-term equity ownership position in the Company. The Company’s 2001 Amended and Restated Stock Option Plan currently authorizes the Compensation Committee to award stock options to purchase up to 3,225,000 shares of Common Stock.

        At the Annual Meeting, the stockholders will be asked to approve an amendment to the Company’s 2001 Amended and Restated Stock Option Plan increasing the number of shares of stock subject to the Plan by 1,000,000 shares. Following such approval, the Compensation Committee will be authorized to award stock options to purchase up to 4,225,000 shares of Common Stock. The Committee grants non-statutory options at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. Options granted to employees generally have ten-year terms, with exercise restrictions that lapse over a five-year period. Options granted to non-employee directors have five-year terms, with exercise restrictions that lapse over a three-year period. The Plan requires stockholder approval to amend any outstanding option contract to lower the option price.

       401(k) Plan. Under the Company’s 401(k) profit sharing plan, eligible employees are permitted to defer receipt of up to 15% of their compensation, plus up to an additional $1,000 catch-up adjustment for employees over the age of 55 (subject to certain limitations imposed under the Code). The plan provides that a discretionary match of employee deferrals may be made by the Company in cash or shares of Common Stock. During 2002, the Company’s discretionary match of employee deferrals totaled approximately $0.6 million. The amounts held under the plan are to be invested among various investment funds maintained under the plan in accordance with the directions of each participant.

        Salary deferral contributions are 100% vested. Matching contributions are vested over a period of five years at the rate of 20% per year. If a participant terminates employment with the Company after attaining age 65 or by reason of death or disability, however, the participant will be fully vested in his or her share of Company matching contributions. Participants or their beneficiaries are entitled to payment of vested benefits upon termination of employment. In addition, hardship distributions to participants from the plan are available under certain conditions. The amount of benefits ultimately payable to a participant under the plan depends on the level of the participant’s elective deferrals under the plan, the amount of Company matching contributions made to the plan and the performance of the investment funds maintained under the plan in which contributions are invested.

        Chief Executive Officer Compensation. As described above, the Company’s executive compensation philosophy, including the compensation of the Company’s Chief Executive Officer during 2002, D. Peter Canty, is a competitive, but conservative, base salary and incentive compensation based upon the Company’s performance.

        Base Salary.   Mr. Canty's annual base salary for 2002 was $200,000.

        Incentive Compensation.   Mr. Canty was not awarded a bonus for the 2002 performance year.

        Stock Option Plan.   During 2002, Mr. Canty was granted 75,000 options to purchase shares of Common Stock at an exercise price of $32.96 per share pursuant to the 2001 Amended and Restated Stock Option Plan.

Compensation Committee Raymond B. Gary B.J. Duplantis Richard A. Pattarozzi David R. Voelker

TRANSACTIONS WITH MANAGEMENT AND CERTAIN DIRECTORS

        Set forth below is a description of certain transactions entered into between the Company and certain of its officers, directors and stockholders.

        James H. Stone and Joe R. Klutts, two of the Company’s directors, collectively own 9% of the working interests in the Weeks Island Field. These interests were acquired at the same time as the Company’s predecessor acquired its interests in the Weeks Island Field. In their capacity as working interest owners, they are required to pay their proportional share of all costs and are entitled to receive their proportional share of revenues.

        D. Peter Canty, the Company’s Chief Executive Officer, and James H. Prince, the Company’s Chief Financial Officer, were granted net profits interests in certain of the oil and gas properties that the Company acquired prior to the Company’s initial public offering in 1993. In addition, Michael E. Madden, the Company’s Vice President of Engineering, was granted an overriding royalty interest in some of the Company’s properties by an independent third party. At the time that he was granted this interest, he was serving the Company as an independent engineering consultant. The recipients of net profits and overriding royalty interests are not required to pay capital costs incurred on the properties burdened by such interests.

        As a result of these transactions, a conflict of interest may exist between the Company and such officers and directors with respect to the drilling of additional wells or other development operations.

        Joe R. Klutts, one of the Company’s directors, received $17,000 in consulting fees during 2002.

        Laborde Marine LLC, a company in which John P. Laborde’s son has an interest, provided marine transportation services utilized in drilling and production activities to the Company during 2002. John P. Laborde, one of the Company’s directors, has no interest in Laborde Marine LLC. The value of these services was approximately $1.7 million.

        The law firm of Gordon, Arata, McCollam, Duplantis and Eagan, of which B.J. Duplantis, one of the Company’s directors, is a Senior Partner, provided legal services for us during 2002. The value of these services totaled approximately $14,000 during 2002.

AUDIT COMMITTEE REPORT

        The Audit Committee’s principal functions are to annually review and reassess the adequacy of its charter, to review the engagement of a firm of independent public accountants including the firm’s qualifications and independence, to review with management and the independent public accountants the Company’s annual and quarterly financial statements, to review with management the Company’s major financial risk exposures, to review changes to the Company’s significant auditing and accounting principles and practices, to consult with our independent public accountants regarding the firm’s internal quality-control procedures and the procedures for the Company’s financial reporting processes, to review the significant reports prepared by the internal auditor and to assist the Board of Directors in monitoring compliance with legal and regulatory requirements.

        The Company believes that each of the members of the Audit Committee is independent as defined by the listing standards of the New York Stock Exchange. During 2002, the Company’s Board of Directors adopted and approved a revised formal written charter for the Company’s Audit Committee. The revised charter is included herein as Appendix B.

        In connection with the Company’s consolidated financial statements for the year ended December 31, 2002, the Audit Committee has:

  reviewed and discussed the audited financial statements with management;
  resolved to discharge Arthur Andersen LLP to act as the Company’s independent public accountants, and approved the appointment of Ernst & Young LLP to serve as the Company’s independent public accountants for the fiscal year ended December 31, 2002.
  discussed with the Company’s independent public accountants, Ernst & Young LLP, the matters required to be discussed by Statements on Auditing Standards 61, as amended; and
  received the written disclosures and the letter from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 and discussed with the independent public accountants their independence.

        Based on the review and discussions with the Company’s management and independent public accountants, as set forth above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC.

Audit Committee Peter K. Barker Robert A. Bernhard B.J. Duplantis Raymond B. Gary John P. Laborde

        The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this proxy statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

        As required by applicable rules of the Securities and Exchange Commission, the performance graph shown below was prepared based upon the following assumptions:

1.

$100 was invested in the Company’s Common Stock, the S&P 500 and the Peer Group (as defined below) on December 31, 1997 at $33.50 per share for the Company’s Common Stock and at the closing price of the stocks comprising the S&P 500 and the Peer Group, respectively, on such date.

2.	Peer Group investment is weighted based upon the market capitalization of each individual company within the Peer Group at the beginning of the period.
3.	Dividends are reinvested on the ex-dividend dates.

Measurement Period (Fiscal Year Covered)	SGY	Peer Group	S&P 500
12/31/98	$81.90	$71.10	$126.67
12/31/99	106.72	74.36	151.40
12/31/00	192.69	154.59	136.05
12/31/01	132.22	97.18	154.99
12/31/02	111.67	84.80	118.78

        The companies that comprise the Company’s current Peer Group are as follows: Cabot Oil & Gas Corporation, Forest Oil Corporation, Meridian Resource Corporation, Newfield Exploration Company, Noble Energy, Inc., Ocean Energy, Inc., Pogo Producing Company, St. Mary Land and Exploration Company, Spinnaker Exploration Company, Swift Energy Company, The Houston Exploration Company, Tom Brown, Inc., Vintage Petroleum, Inc., Westport Resources Corporation and XTO Energy Inc. Due to the merger of Pure Resources Inc. and Unocal Corp., Pure Resources Inc. was removed from the Company’s Peer Group.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        Pursuant to the recommendation of the Audit Committee, the Board of Directors appointed Ernst & Young LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2003. The Board of Directors recommends that stockholders vote for the ratification of this appointment. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent public accountants at any time during the year, if the Board of Directors believes that the change would be in the best interests of the Company and its stockholders. If the stockholders vote against ratification, the Board of Directors will reconsider its selection.

        The Company is advised that no member of Ernst & Young LLP has any direct or material indirect financial interest in the Company or, during the past three years, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

        During 2002, the Company incurred the following aggregate fees for the following services rendered:

Audit Fees	$403,219
Tax compliance and consulting	52,700
Financial Information Systems Design and Implementation Fees	-
All Other Fees	7,950

        Audit fees include $200,000 related to Ernst & Young LLP’s reaudit of our financial statements for the years ended December 31, 2001 and 2000 after our previous independent public accountants, Arthur Andersen LLP, were forced to discontinue issuing audit opinions for public companies. Also included in audit fees is $21,500 paid to Arthur Andersen LLP for their review of our quarterly financial statements for the three-month period ended March 31, 2002, prior to being discharged.

        The Company’s Audit Committee does not believe that these services have impacted Ernst & Young LLP’s independence.

        Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THIS APPOINTMENT.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, and will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

APPROVAL OF AMENDMENT TO 2001 AMENDED AND RESTATED STOCK OPTION PLAN

General

        At the Annual Meeting, the stockholders will be asked to approve an amendment (the “Amendment”) to the Company’s 2001 Amended and Restated Stock Option Plan (the “2001 Plan”), which would increase the aggregate number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares to a total of 4,225,000 shares. The additional amount is equal to approximately 3.8% of the Company’s total outstanding Common Stock on March 26, 2003. The primary features of the 2001 Plan are summarized below. The full text of the 2001 Plan and the proposed amendment thereto are set forth in Appendix A to this Proxy Statement and the following discussion is qualified by reference thereto.

        The Board of Directors unanimously adopted the Amendment on February 18, 2003, subject to stockholder approval at the Annual Meeting. If the Amendment is not approved by the stockholders of the Company at the Annual Meeting, then the 2001 Plan shall continue in effect as if the adoption of the Amendment had not occurred.

        The Board of Directors believes that approval of the Amendment will serve the best interests of the Company and its stockholders by permitting the Company to continue to utilize stock options as a means whereby certain employees of the Company and its subsidiaries and the nonemployee directors of the Company may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company. In addition, the availability of shares for grant under the 2001 Plan is important in that it provides the Company an alternative or additional means of compensating key employees and nonemployee directors. The 2001 Plan provides for granting (a) “incentive” stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (b) stock options that do not constitute incentive stock options (“non-statutory” stock options).

        The following description of certain features of the 2001 Plan is qualified in its entirety by reference to the 2001 Plan. Approval of the Amendment requires the affirmative vote of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.

Number of Shares Subject to the 2001 Plan

        The aggregate maximum number of shares authorized to be issued under the 2001 Plan, as currently in effect, pursuant to grants of stock options is 3,225,000 shares of Common Stock. If the stockholders approve the proposed Amendment to the 2001 Plan, the aggregate maximum number of shares authorized to be issued under the 2001 Plan pursuant to grants of stock options is 4,225,000 shares of Common Stock. The maximum number of shares of Common Stock that may be the subject of stock options granted under the 2001 Plan to any one individual during any calendar year may not exceed 100,000 shares. In each case, these numbers may be adjusted upon reorganization, stock split, recapitalization, or other change in the Company’s capital structure. As of March 10, 2003, 483,750 shares have been issued under the 2001 Plan in connection with the exercise of stock options, and 2,426,250 shares are subject to options outstanding under the 2001 Plan with exercise prices ranging from $11.56 to $63.75. Without taking into account the proposed Amendment to the 2001 Plan, 315,000 options remained available for future grant as of March 10, 2003.

        At the close of business on March 26, 2003, the market value of a share of the Company’s Common Stock was $31.53.

Administration

        The 2001 Plan is administered by an Administrator, which means (i) in the context of options granted to, or the administration (or interpretation of any provision) of the 2001 Plan as it relates to, any person who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Committee (as defined below), or (ii) in the context of options granted to, or the administration (or interpretation of any provision) of the 2001 Plan as it relates to, any person who is not subject to Section 16 of the Exchange Act, the Chief Executive Officer of the Company (or, if the Chief Executive Officer is not a member of the Board of Directors, the Committee), unless the 2001 Plan specifies that the Committee will take specific action (in which case such action may only be taken by the Committee) or the Committee specifies that it will serve as Administrator. The term “Committee” means a committee of, and appointed by, the Board of Directors that will be comprised solely of two or more directors who are both (a) outside directors (within the meaning of Section 162(m) of the Code), and (b) nonemployee directors (within the meaning of Rule 16b-3 under the Exchange Act). The Compensation Committee of the Board of Directors will initially serve as the Committee.

        The Administrator has full authority, subject to the terms of the 2001 Plan, to interpret the 2001 Plan and establish rules and regulations for the proper administration of the 2001 Plan. All decisions made by the Administrator in construing the provisions of the 2001 Plan will be final; provided, however, that in the event of a conflict in any such decision as between the Committee and the Chief Executive Officer of the Company, each acting in capacity as Administrator of the 2001 Plan, the determination by the Committee will be conclusive.

Eligibility

        All of the employees of the Company and its subsidiaries (including an employee who may also be an officer or director of any such company) are eligible to participate in the 2001 Plan. The selection of employees, from among those eligible, who will receive stock options is within the discretion of the Administrator. In addition, individuals who are nonemployee directors of the Company are eligible to receive automatic grants of stock options under the 2001 Plan as described below. As of March 10, 2003, approximately 210 employees and eight directors were eligible to participate in the 2001 Plan.

Term of the 2001 Plan

        The 2001 Plan was originally effective as of May 17, 2001. The Amendment will be effective as of the date of the Annual Meeting if approved by the Company’s stockholders at such meeting. No further options may be granted under the 2001 Plan after May 16, 2011, and the 2001 Plan will terminate thereafter once all options have been exercised or expired. The Board of Directors may, however, terminate the 2001 Plan at any time without prejudice to the holders of any then outstanding options.

Stock Options

        a.        Term of Option. The term of each option will be as specified by the Administrator at the date of grant (but not more than 10 years in the case of incentive stock options). The effect of an optionee’s termination of employment by reason of death, retirement, disability or otherwise will be specified in the option contract that evidences each option grant.

        b.        Option Price. The option price will be determined by the Administrator and will be no less than the fair market value of the shares on the date that the option is granted; provided, however, that the option price for options granted to nonemployee directors will be the fair market value of the shares on the date that the option is granted. Except for adjustments for certain changes in the Common Stock, the Administrator may not, without the approval of the stockholders of the Company, amend any outstanding option contract that evidences an option grant to lower the option price (or cancel and replace any outstanding option contract with an option contract having a lower option price).

        c.        Special Rules For Certain Stockholders. If an incentive stock option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, then the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

        d.        Size of Grant. The number of shares of Common Stock for which an option is granted to an employee will be determined by the Administrator. However, the maximum number of shares that may be subject to options granted to an employee during any calendar year may not exceed 100,000 (subject to adjustment for certain changes in the Common Stock). Further, the maximum number of shares that may be subject to options granted to an employee during any calendar year by the Chief Executive Officer of the Company may not exceed 10,000 (subject to adjustment for certain changes in the Common Stock). Nonemployee directors receive automatic stock option grants under the 2001 Plan (without the exercise of the discretion of the Administrator or any other person or persons), and the size of such grants are determined as follows: (i) each nonemployee director who is elected to the Board of Directors for the first time after May 17, 2001, the original effective date of the 2001 Plan, will receive, on the date of his or her election, an option exercisable for 1,000 shares of Common Stock (subject to adjustment for certain changes in the Common Stock) and (ii) as of the date of each annual meeting of the stockholders of the Company in each year that the 2001 Plan is in effect, each nonemployee director who is then in office and who is not entitled to a grant as described in clause (i), will receive an option exercisable for 5,000 shares of Common Stock (subject to adjustment for certain changes in the Common Stock).

        e.        Status of Options. The status of each option granted to an employee as either an incentive stock option or a non-statutory stock option will be designated by the Administrator at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which incentive stock options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be non-statutory stock options. All options granted to nonemployee directors will be non-statutory stock options.

        f.        Payment. The option price upon exercise may, at the discretion of the Administrator, be paid by an optionee in cash, other shares of Common Stock owned by the optionee, or by a combination of cash and Common Stock. Additionally, stock appreciation rights may be granted to eligible employees, in conjunction with incentive stock options or non-statutory stock options. Stock appreciation rights give the holder, among other things, the right to a payment in cash, Common Stock, or a combination thereof, in an amount equal to the difference between the fair market value of the Common Stock at the date of exercise and the option exercise price. The 2001 Plan also allows the Administrator, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of an option through a brokerage firm.

        g.        Option Contract. All options will be evidenced by a written contract containing provisions consistent with the 2001 Plan and such other provisions as the Administrator deems appropriate.

        h.        Transferability. No option is transferable other than by will or the laws of descent and distribution or, in the case of an option that is not an incentive stock option, pursuant to a qualified domestic relations order, and only the optionee or his guardian or legal representative may exercise any option during the optionee’s lifetime.

        i.        Special Rules for Options Granted to Nonemployee Directors. Notwithstanding the provisions of the 2001 Plan described in paragraphs a. through h. above to the contrary, non-statutory stock options granted to nonemployee directors will (i) have a terms of five years from the date of grant, (ii) subject to clauses (iii) and (iv)(A) below, vest and become exercisable with respect to one-third of the shares covered thereby following each anniversary of the date of grant, (iii) vest and become exercisable in full upon a Corporate Change (as defined below, or to the extent defined in an option contract that evidences an option grant to a nonemployee director, as defined in such option contract) or termination of a nonemployee director’s membership on the Board of Directors by reason of death or disability, and (iv) be exercisable only while the nonemployee director is a member of the Board of Directors and terminate and cease to be exercisable upon the nonemployee director’s termination of membership on the Board of Directors, except that, subject to the limitation in clause (i) above: (A) if the nonemployee director dies or terminates membership on the Board of Directors due to disability, the option will be exercisable in full for a period of one year thereafter by the nonemployee director (or his estate or the person who acquires the option due to the nonemployee director’s death) or (B) if the nonemployee director’s membership on the Board of Directors terminates for any other reason, the option is exercisable for one year following such termination or by the nonemployee director’s estate (or the person who acquires the option due to the nonemployee director’s death) for one-year following the nonemployee director’s death if he or she dies within such initial one-year period, but in each case only as to the number of shares exercisable as of the date the nonemployee director’s membership on the Board of Directors terminates.

Corporate Change and Other Adjustments

        The 2001 Plan provides that, upon a Corporate Change (as hereinafter defined), the Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash, or adjust the outstanding options as appropriate to reflect such Corporate Change (including, without limitation, adjusting an option to provide that the number and class of shares of Common Stock covered by such option will be adjusted so that the option will thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the Committee). The 2001 Plan provides that a Corporate Change occurs (a) if the Company is dissolved and liquidated, (b) if the Company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity), (c) if the Company sells, leases or exchanges all or substantially all of its assets, (d) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the Company’s voting stock or (e) if after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the Board of Directors.

        The maximum number of shares that may be issued under the 2001 Plan and the maximum number of shares that may be issued to any one individual, as well as the number and price of shares of Common Stock or other consideration subject to an option, will be appropriately adjusted by the Committee in the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after an option is granted.

Amendments

        The Board of Directors may from time to time amend the 2001 Plan; however, no amendment may be adopted without the prior approval of the stockholders of the Company if such amendment (a) materially increases the benefits accruing to nonemployee directors participating under the 2001 Plan, (b) increases the number of shares of Common Stock that may be issued under the 2001 Plan, (c) modifies the class of eligible optionees, or (d) amends or deletes the provision of the 2001 Plan that prevents the Administrator from amending any outstanding option contract to lower the option price (or cancel and replace any outstanding option contract with an option contract having a lower option price).

Federal Income Tax Aspects of the 2001 Plan

        Non-Statutory Stock Options and Stock Appreciation Rights.  As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option such as those under the 2001 Plan (whether or not including a stock appreciation right) and the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a non-statutory stock option or a stock appreciation right, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee assuming any federal income tax reporting requirements are satisfied.

        Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option or a stock appreciation right, any appreciation after the date of exercise should qualify as capital gain. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company’s tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a non-statutory stock option or stock appreciation right.

        Incentive Stock Options.   The incentive stock options under the 2001 Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an incentive stock option if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price must be included in the optionee’s alternative minimum taxable income. However, if the optionee exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

        Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as capital gains, depending on the holding period of the shares.

        Section 162(m) of the Code.   Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations issued thereunder, the Company believes that the income generated in connection with the exercise of stock options granted under the 2001 Plan by the Committee should qualify as performance-based compensation and, accordingly, the Company’s deduction for such compensation should not be limited by Section 162(m) of the Code. On the other hand, the income generated in connection with the exercise of stock options granted under the 2001 Plan by the Chief Executive Officer of the Company will not qualify as performance-based compensation and, accordingly, the Company’s deduction for such compensation may be limited by Section 162(m) of the Code.

        The 2001 Plan is not qualified under section 401(a) of the Code.

        The comments set forth in the above paragraphs are only a summary of certain of the Federal income tax consequences relating to the 2001 Plan. No consideration has been given to the effects of state, local, or other tax laws on the 2001 Plan or on option recipients.

Inapplicability of ERISA

        Based upon current law and published interpretations, the Company does not believe the 2001 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

NEW PLAN BENEFITS

        It is impossible at the present time to indicate specifically the names of persons to whom future options will be granted, or the aggregate number of shares, within the limitations of the 2001 Plan, to be covered by such options. The following table sets forth the number of options to acquire shares, which were received by or allocated to each of the persons listed in 2002 under the 2001 Plan.

2001 AMENDED AND RESTATED STOCK OPTION PLAN
Name and Principal Position	Fair Value at Date of Grant (1)	Number of Options Granted
D. Peter Canty President and Chief Executive Officer	$1,168,500	75,000
James H. Stone Chairman of the Board of Directors	623,200	40,000
Andrew L. Gates, III Vice President and General Counsel	280,440	18,000
Craig L. Glassinger Senior Vice President – Planning, Acquisitions and Analysis	545,300	35,000
E.J. Louviere Vice President – Land	280,440	18,000
Executive Group (2)	4,677,300	295,000
Non-Executive Director Group	702,000	40,000
Non-Executive Officer Employee Group	4,706,425	290,500

(1)   The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (a) dividend yield of 0%, (b) expected volatility of 45.1%, (c) risk-free interest rate of
        3.1% and (d) expected life of six years.
(2) Includes options granted to the five named executive officers above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2001 PLAN AS DESCRIBED ABOVE AND AS SET FORTH IN APPENDIX A.

OTHER MATTERS FOR 2003 ANNUAL MEETING

        The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

        Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at the Company’s 2004 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company at the address indicated at the beginning of this proxy statement, so that the Secretary receives it no later than December 10, 2003.

        The Securities and Exchange Commission proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This method of delivery, often referred to as “householding,” should reduce the amount of duplicate information that stockholders receive and lower printing and mailing costs for companies. We are householding proxy materials for our stockholders of record in connection with our 2003 Annual Meeting. We have been notified that certain intermediaries may household proxy materials as well. If you hold your shares of our common stock through a broker or bank that has determined to household proxy materials:

  Only one Proxy Statement and Annual Report to Stockholders will be delivered to multiple stockholders sharing an address unless you notify your broker or bank to the contrary; and
  We will promptly deliver you a separate copy of the Proxy Statement and Annual Report to Stockholders for the 2003 Annual Meeting and for future meetings if you so request by calling us at (337) 237-0410 or by writing to our Secretary at Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508 or you can contact your bank or broker to make a similar request.

        If your household is receiving multiple copies of our proxy statements and annual reports, you can request delivery from your bank or broker of only a single copy of our proxy statements and annual reports if your bank or broker has determined to household proxy materials.

By Order of the Board of Directors Andrew L. Gates, III Secretary

April 9, 2003

APPENDIX A

        Below is the text of the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan as proposed to be amended. The only proposed change is in Section VI where the number shown is proposed to be increased. The new number is set forth in bold print. The current number is set forth in brackets.

STONE ENERGY CORPORATION
2001 AMENDED AND RESTATED STOCK OPTION PLAN

I. Purpose of the Plan

        The STONE ENERGY CORPORATION 2001 AMENDED AND RESTATED STOCK OPTION PLAN (the “Plan”) is intended to promote the interests of STONE ENERGY CORPORATION, a Delaware corporation (the “Company”), and its stockholders by providing a means whereby certain employees of the Company and its subsidiaries and the nonemployee directors of the Company may develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to remain with and devote their best efforts to the business of the Company. Accordingly, the Company may grant to certain employees of the Company and its subsidiaries (“Employees”) the option (“Option”) to purchase shares of the common stock of the Company (“Stock”), as hereinafter set forth. Further, the Company shall grant Options to directors of the Company who are not employees of the Company or any of its subsidiaries (“Nonemployee Directors”).

        The Plan as set forth herein constitutes an amendment and restatement of both (i) the Stone Energy Corporation 2000 Amended and Restated Stock Option Plan (the “2000 Plan”) and (ii) the Stone Energy Corporation 1993 Nonemployee Directors’ Stock Option Plan (the “1993 Plan”), each as previously adopted by the Company, and shall supersede and replace in its entirety each previously adopted plan. The Plan became effective as of May 17, 2001, the date of its approval by the stockholders of the Company. [This amendment and restatement shall be effective as of May 17, 2001, provided this amendment and restatement is adopted by the Board of Directors of the Company (the “Board”) prior to such date and approved by the stockholders of the Company at a duly called meeting of the stockholders (or any adjournment thereof) held on May 17, 2001 (or, if applicable, on the date of such adjournment). If this amendment and restatement is not so approved by the stockholders, then this amendment and restatement shall be void ab initio, and the 2000 Plan and the 1993 Plan shall continue in effect as if this amendment and restatement had not occurred, and any options previously granted under either the 2000 Plan or the 1993 Plan shall continue in effect under the terms of the grant; provided, further, that thereafter options may continue to be granted pursuant to the terms of the 2000 Plan and the 1993 Plan, as in effect prior to this amendment and as may be otherwise amended hereafter.]

II. Administration

        (a)        The Plan shall be administered by the Administrator, which shall mean (i) in the context of Options granted to, or the administration (or interpretation of any provision) of the Plan as it relates to, any person who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (including any successor section to the same or similar effect, “Section 16”), the Committee (as defined below), or (ii) in the context of Options granted to, or the administration (or interpretation of any provision) of the Plan as it relates to, any person who is not subject to Section 16, the Chief Executive Officer of the Company (or, if the Chief Executive Officer is not a member of the Board, the Committee), unless the Plan specifies that the Committee shall take specific action (in which case such action may only be taken by the Committee) or the Committee (as to any Option described in this clause (ii) or the administration or interpretation of any specific provision of the Plan) specifies that it shall serve as Administrator. The term “Committee” shall mean a committee of, and appointed by, the Board that shall be comprised solely of two or more directors who are both (A) outside directors (within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and applicable interpretive authority thereunder), and (B) nonemployee directors (within the meaning of Rule 16b-3, as currently in effect or as hereinafter modified or amended (“Rule 16b-3”), promulgated under the 1934 Act). The Administrator is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Administrator in construing the provisions of the Plan shall be final; provided, however, that in the event of any conflict in any such determination as between the Committee and the Chief Executive Officer of the Company, each acting in capacity as Administrator of the Plan, the determination of the Committee shall be conclusive.

        (b)        With respect to Options granted pursuant to Subparagraph V (a) hereof, the Administrator shall have sole authority to select the Employees from among those individuals eligible under Subparagraph IV (a) hereof and to establish the number of shares which may be issued under each Option granted to such Employees; provided, however, that, notwithstanding any provision in the Plan to the contrary, the maximum number of shares that may be subject to Options granted under the Plan to an individual Employee during any calendar year may not exceed 100,000 (subject to adjustment in the same manner as provided in Paragraph IX hereof with respect to shares of Stock subject to Options then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner that will permit compensation generated under the Plan to constitute “performance-based” compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options granted to Employees that are canceled or repriced. Further, the maximum number of shares that may be subject to Options granted by the Chief Executive Officer of the Company under the Plan to an individual Employee during any calendar year may not exceed 10,000 (subject to adjustment in the same manner as provided in Paragraph IX hereof with respect to shares of Stock subject to Options then outstanding). In selecting the Employees from among individuals eligible under Subparagraph IV (a) hereof and in establishing the number of shares that may be issued under each Option granted to such Employees, the Administrator may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company’s success and such other factors as the Administrator in its discretion shall deem relevant. All decisions made by the Administrator in selecting the Employees and in establishing the number of shares which may be issued under each Option granted under Subparagraph V (a) hereof shall be final.

III. Option Agreements

        (a)        Each Option granted to an Employee or Nonemployee Director (collectively, “Optionees”) shall be evidenced by a written agreement between the Company and the Optionee (“Option Agreement”), which shall contain such terms and conditions as may be approved by the Administrator, but which are not inconsistent with the terms of the Plan. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement for an Employee may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Stock or a combination of cash and shares of Stock equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor (“Stock Appreciation Rights”), on such terms and conditions as the Administrator in its sole discretion may prescribe; provided, that, except as provided in Subparagraph IX(c) hereof, the Administrator shall retain final authority (i) to determine whether an Optionee shall be permitted, or (ii) to approve an election by an Optionee, to receive cash in full or partial settlement of Stock Appreciation Rights. Moreover, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a fair market value equal to such option price. Further, an Option Agreement may provide for a “cashless exercise” of the Option pursuant to procedures established by the Administrator (as the same may be amended from time to time).

        (b)        Notwithstanding the provisions in Subparagraph (a) above, the Administrator may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price (or cancel and replace any outstanding Option Agreements with Option Agreements having a lower option price).

        (c)        For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the mean of the high and low sales prices of the Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Administrator); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Administrator in such manner as it deems appropriate.

        (d)        Each Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution or, in the case of an Option that is not intended to constitute an Incentive Stock Option (as such term is defined in Subparagraph V (a) below), pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the Optionee’s lifetime only by such Optionee or such Optionee’s guardian or legal representative.

        (e)        Notwithstanding the provisions in Subparagraph (a) above, each Option granted to a Nonemployee Director shall (i) have a term of five years from the date of grant, (ii) subject to clauses (iv) and (v)(A) below, vest and become exercisable with respect to (A) one-third of the shares covered thereby on the first anniversary of the date of grant, (B) an additional one-third of the shares covered thereby on the second anniversary of the date of grant, and (C) an additional one-third of the shares covered thereby on the third anniversary of the date of grant, (iii) not constitute an Incentive Stock Option, (iv) become vested and exercisable in full upon a Corporate Change (as defined in Subparagraph IX(c) hereof or, to the extent the Option Agreement with such Nonemployee Director defines Corporate Change, Corporate Change as defined in such Option Agreement) or termination of the Nonemployee Director’s membership on the Board by reason of death or disability, (v) be exercisable only while the Nonemployee Director remains a member of the Board and terminate and cease to be exercisable upon the Nonemployee Director’s termination of membership on the Board, except that, subject to the limitation in clause (i) above: (A) if the Nonemployee Director dies while a member of the Board or terminates his membership on the Board due to disability, the Option may be exercisable in full for a period of one year thereafter by the Nonemployee Director (the Nonemployee Director’s estate or the person who acquires the Option by will or the laws of descent or otherwise by reason of death of the Nonemployee Director) or (B) if the Nonemployee Director’s membership on the Board terminates for any reason other than as described in clause (v)(A), the Option may be exercisable by the Nonemployee Director for one year following such termination or by the Nonemployee Director’s estate (or the person who acquires the Option by will or the laws of descent or otherwise by reason of the death of the Nonemployee Director) for one-year following the Nonemployee Director’s death if the Nonemployee Director dies within such initial one-year period, but in each case only as to the number of shares exercisable as of the date the Nonemployee Director’s membership on the Board terminates.

IV. Eligibility of Optionee

        (a)        Options granted at the discretion of the Administrator pursuant to Subparagraph V (a) hereof may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company at the time the Option is granted.

        (b)        Options granted automatically under the Plan pursuant to Subparagraph V (b) hereof may be granted only to individuals who are Nonemployee Directors at the time the Option is granted.

V. Stock Option Awards

        (a)        Pursuant to the Administrator’s discretion, an individual eligible under Subparagraph IV (a) hereof may be granted one or more Options. Options may be granted to the same individual on more than one occasion. Options granted under this Subparagraph V (a) may be either incentive stock options, within the meaning of section 422(b) of the Code (“Incentive Stock Options”), or options that do not constitute Incentive Stock Options. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as Options that do not constitute Incentive Stock Options. The Administrator shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an individual’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the individual of such determination as soon as practicable after such determination. Nonemployee Directors shall not be eligible to receive Options pursuant to this Subparagraph V (a).

        (b)        Each Nonemployee Director who is elected to the Board for the first time after the effective date provided in Paragraph I hereof shall receive, as of the date of his or her election and without the exercise of the discretion of the Committee or any person or persons, an Option exercisable for 1,000 shares of Stock (subject to adjustment in the same manner as provided in Paragraph IX hereof with respect to shares of Stock subject to Options then outstanding). As of the date of the annual meeting of the stockholders of the Company in each year that the Plan is in effect as provided in Paragraph VIII hereof, each Nonemployee Director then in office who is not then entitled to receive an Option pursuant to the preceding sentence of this Subparagraph V (b) shall receive, without the exercise of the discretion of the Committee or any person or persons, an Option exercisable for 5,000 shares of Stock (subject to adjustment in the same manner as provided in Paragraph IX hereof with respect to shares of Stock subject to Options then outstanding). If, as of any date that the Plan is in effect, there are not sufficient shares of Stock available under the Plan to allow for the grant to each Nonemployee Director of an Option for the number of shares provided herein, each Nonemployee Director shall receive an Option for his or her pro-rata share of the total number of shares of Stock then available under the Plan. The purchase price of Stock issued under each Option granted under this Subparagraph V (b) shall be the price set forth in Paragraph VII hereof and shall be subject to adjustment as provided in Paragraph IX hereof. Employees shall not be eligible to receive Options pursuant to this Subparagraph V (b).

VI. Shares Subject to the Plan

        The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 4,225,000 [3,225,000] shares of Stock (which number includes the number of shares of Stock previously made subject to an Option granted under either the 2000 Plan or the 1993 Plan). Shares which may be issued under Options granted under the Plan may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares that remain unissued and that are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares that may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph IX hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option in any manner, including an exercise involving a Stock Appreciation Right, shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

VII. Option Price

        The purchase price of Stock issued under each Option shall be determined by the Administrator, but such purchase price shall not be less than the fair market value of Stock subject to the Option on the date the Option is granted; provided, however, that the purchase price of Stock issued under each Option granted to a Nonemployee Director pursuant to Subparagraph V (b) hereof shall be the fair market value of Stock subject to such Option on the date such Option is granted.

VIII. Term of Plan

        The 2000 Plan and the 1993 Plan were effective on the dates provided therein. The Plan as amended and restated shall be effective as provided in Paragraph I hereof. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph X hereof, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the effective date provided in Paragraph I hereof.

IX. Recapitalization or Reorganization

    (a)        The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

    (b)        The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

    (c)        If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option. If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a “Corporate Change”), no later than (a) ten days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days after a change of control of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual Optionee: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (e) below (the “Change of Control Value”) of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

    (d)        In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Option and not otherwise provided for by this Paragraph IX, such Option and any related Option Agreement shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Option. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, the aggregate number of shares available under the Plan and the maximum number of shares that may be subject to Options granted to any one individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

    (e)        For the purposes of clause (2) in Subparagraph (c) above, the “Change of Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (e) or Subparagraphs (c) or (d) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

    (f)        Any adjustment provided for in Subparagraphs (b), (c) or (d) above shall be subject to any required stockholder action.

    (g)        Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

X. Amendment or Termination of the Plan

        The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such individual; and provided, further, that the Board may not, without the approval of the stockholders of the Company, make any alteration or amendment which would (a) materially increase the benefits accruing to Nonemployee Directors participating under the Plan, (b) increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, (c) change the class of individuals eligible to receive Options under the Plan, or (d) amend or delete Subparagraph III(b) hereof.

XI. Securities Laws

    (a)        The Company shall not be obligated to issue any Stock pursuant to any Option granted under the Plan at any time when the offering of the shares covered by such Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

    (b)        It is intended that the Plan and any grant of an Option made to a person subject to Section 16 meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.

APPENDIX B

STONE ENERGY CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent public accounting firm’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent public accountants, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating & Governance Committee. Audit Committee members may be replaced by the Board.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent public accountants (subject, if applicable, to shareholder ratification), and shall approve all audit engagement fees and terms and all significant non-audit engagements with the independent public accountants. The Audit Committee shall consult with management but shall not delegate these responsibilities.

The Audit Committee shall meet as often as it determines is necessary or advisable, but not less frequently than quarterly. The Audit Committee may form and delegate authority to subcommittees when appropriate.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet with management, the internal auditors and the independent public accountants in separate executive sessions at least quarterly. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.

Review and discuss with management and the independent public accountants the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.

Review and discuss with management and the independent public accountants the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent public accountants’ reviews of the quarterly financial statements.

3.

Discuss with management and the independent public accountants significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

4.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and financial information and earnings guidance.

5.	Discuss with management and the independent public accountants the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

6.

Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

7.	Discuss with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

(a)	The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent public accountants, internal auditors or management.

(b)	The management letter provided by the independent public accountants and the Company’s response to that letter.

(c)

Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management

Oversight of the Company’s Relationship with the Independent Public Accountants

8.	Review the experience and qualifications of the senior members of the independent public accounting team.

9.

Obtain and review a report from the independent public accountants at least annually regarding (a) the public accounting firm’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent public accountants and the Company. Evaluate the qualifications, performance and independence of the independent public accountants, including considering whether the public accounting firm’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the public accountant’s independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the public accountant.

10.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent public accountants who were engaged on the Company’s account.

11.	Discuss with the national office of the independent public accounting firm issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

12.	Meet with the independent public accountants prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

13.	Review the appointment and replacement of the Company’s internal auditor.

14.	Review the significant reports to management prepared by the internal auditor and management’s responses.

15.	Discuss with the independent public accountant the internal auditor’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

16.	Obtain from the independent public accountants assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

17.

Obtain reports from management, the Company’s internal auditor and the independent public accountants that the Company and its subsidiary are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

18.

Discuss with management and the independent public accountants any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company’s financial statements or accounting policies.

19.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent public accountants.

APPENDIX C

STONE ENERGY CORPORATION

NOMINATING AND GOVERNANCE COMMITTTEE CHARTER

Purpose

The Nominating and Governance Committee is appointed by the Board (1) to assist the Board by considering management’s qualified candidates for, and by identifying other individuals qualified to become, Board members, and to recommend to the Board the director nominees for the next annual meeting of shareholders; (2) to recommend to the Board the Corporate Governance Guidelines applicable to the Company; (3) to lead the Board in its annual review of the Board’s performance; and (4) to recommend to the Board director nominees for each committee.

Committee Membership

The Nominating and Governance Committee shall consist of no fewer than three members. The members of the Nominating and Governance Committee shall meet the independence requirements of the New York Stock Exchange. The members of the Nominating and Governance Committee shall be appointed and replaced by the Board.

Committee Authority and Responsibilities

1.

The Nominating and Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Nominating and Governance Committee shall also have authority to obtain advice and assistance from management, internal or external legal, accounting or other advisors.

2.	The Nominating and Governance Committee shall actively seek individuals qualified to become board members for recommendation to the Board.

3.

The Nominating and Governance Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year.

4.	The Nominating and Governance Committee shall review and reassess the adequacy of the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board for approval.

5.	The Nominating and Governance Committee may form and delegate authority to subcommittees when appropriate.

6.	The Nominating and Governance Committee shall make regular reports to the Board.

7.

The Nominating and Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Nominating and Governance Committee shall annually review its own performance.

APPENDIX D

STONE ENERGY CORPORATION

COMPENSATION COMMITTEE CHARTER

Purpose

The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Company’s directors and officers. The Committee has overall responsibility for approving and evaluating the annual employee incentive compensation plan amount as well as the director and officer compensation plans, policies and programs of the Company.

The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

Committee Membership

The Compensation Committee shall consist of no fewer than three members. The members of the Compensation Committee shall meet the independence requirements of the New York Stock Exchange.

The members of the Compensation Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee. Compensation Committee members may be replaced by the Board.

Committee Authority and Responsibilities

The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

The Compensation Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and recommend to the Board the CEO’s compensation levels based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.

The Compensation Committee shall annually review and make recommendations to the Board with respect to the compensation of all directors, officers and other key executives, including incentive-compensation plans and equity-based plans.

The Compensation Committee shall annually review and approve, for the CEO and the senior executives of the Company, (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.

The Compensation Committee may form and delegate authority to subcommittees when appropriate.

The Compensation Committee shall make regular reports to the Board.

The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Compensation Committee shall annually review its own performance.

APPENDIX E

STONE ENERGY CORPORATION

CORPORATE GOVERNANCE GUIDELINES

1.    Director Qualifications

The Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange. The Nominating and Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board, and will seek counsel from senior management as to the long-term corporate needs for new and supplemental board expertise. Nominees for directorship will be selected by the Nominating and Governance Committee in accordance with the policies and principles in its charter. The invitation to join the Board should be extended by the Board itself, by the Chairman of the Nominating and Governance Committee and the Chairman of the Board.

The Board presently has ten (10) members. It is the sense of the Board that a size of eight (8) to eleven (11) members is appropriate. However, the Board would be willing to go to a somewhat larger size in order to accommodate the availability of an outstanding candidate or merger or acquisition requirements.

It is the sense of the Board that individual directors who no longer desire the responsibility they held when they were elected to the Board should volunteer to resign from the Board. It is not the sense of the Board that in every instance the directors who retire or change from the position they held when the came on the Board should necessarily leave the Board. In such instances, the Nominating and Governance Committee will review the continued appropriateness of Board membership under the circumstances and provide recommendations to the Board.

The Nominating and Governance Committee will not nominate any individual who is seventy-five (75) years of age for election or reelection to the Board of Directors, provided, however, that this guideline shall not apply to any individual serving on the Board of Directors as of November 18, 2002.

The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As an alternative to term limits, the Nominating and Governance Committee will review each director’s continuation on the Board every three years. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.

2.    Director Responsibilities

The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders. In discharging that obligation, directors should be entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors. The directors shall also be entitled to have the Company purchase reasonable directors’ and officers’ liability insurance on their behalf, to the benefits of indemnification to the fullest extent permitted by law and the Company’s charter, by-laws and any indemnification agreements, and to exculpation as provided by state law and the Company’s charter.

Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting.

The Board has no policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination when it elects a new chief executive officer.

The Chief Executive Officer will establish the agenda for each Board meeting. At the beginning of the year the Chief Executive Officer will establish a schedule of agenda subjects to be discussed during the year (to the degree this can be foreseen). Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting and to request the preparation of materials for discussion of relevant topics. The Board will review the Company’s long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year, which meeting may be held at a Board retreat.

The non-management directors will meet in executive session at least quarterly. The director who presides at these meetings will be chosen by the non-management directors, and his name will be disclosed in the annual proxy statement.

The Board believes that the management speaks for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company. But it is expected that Board members would do this with the knowledge of the management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management.

3.    Board Committees

The Board will have at all times an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. All of the members of these committees will be independent directors under the criteria established by the New York Stock Exchange. Committee members will be appointed by the Board upon recommendation of the Nominating and Governance Committee with consideration of the desires of individual directors. It is the sense of the Board that consideration should be given to rotating committee members periodically, but the Board does not feel that rotation should be mandated as a policy.

Each committee will have its own charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters will also provide that each committee will annually evaluate its performance.

The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors.

The Board and each committee have the power to hire independent legal, financial or other advisors, as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.

The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

4.    Director Access to Officers and Employees

Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO or the Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent not inappropriate, copy the CEO on any written communications between a director and an officer or employee of the Company.

The Board welcomes regular attendance at each Board meeting of senior officers of the Company. If the CEO wishes to have additional Company personnel attendees on a regular basis, this suggestion should be brought to the Board for approval.

5.    Director Compensation

The form and amount of director compensation will be determined by the Compensation Committee in accordance with the policies and principles set forth in its charter, and the Compensation Committee will conduct an annual review of director compensation. The Compensation Committee will consider that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

6.    Director Orientation and Continuing Education

All new directors must participate in the Company’s Orientation Program, which should be conducted within two months of the annual meeting at which new directors are elected. This orientation will include presentations by senior management to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Business Conduct and Ethics, its principal officers, and its internal and independent auditors. In addition, the Orientation Program will include visits to Company headquarters and, to the extent practical, certain of the Company’s significant facilities. All other directors are also invited to attend the Orientation Program.

7.    CEO Evaluation and Management Succession

The Compensation Committee will conduct an annual review of the CEO’s performance, as set forth in its charter. The Board of Directors will review the Compensation Committee’s report in order to ensure that the CEO is providing the best leadership for the Company in the long- and short-term.

The Nominating and Governance Committee should make an annual report to the Board on succession planning. The entire Board will work with the Nominating and Governance Committee to nominate and evaluate potential successors to the CEO. The CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

8.    Annual Performance Evaluation

The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Governance Committee will receive comments from all directors and report annually to the Board with an assessment of the Board’s performance. This will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Board’s contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.

APPENDIX F

STONE ENERGY CORPORATION

CODE OF BUSINESS CONDUCT AND ETHICS

Introduction

This Code of Business Conduct and Ethics covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles to guide all employees of the Company. All of our employees must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. The Code should also be provided to and followed by the Company’s agents and representatives, including consultants.

If a law conflicts with a policy in this Code, you must comply with the law; however, if a local custom or policy conflicts with this Code, you must comply with the Code. Any variances between local customs or policies and this Code should be brought to the attention of management or the directors. If you have any questions about these conflicts, you should ask your supervisor how to handle the situation.

Those who violate the standards in this Code will be subject to disciplinary action. If you are in a situation that you believe may violate or lead to a violation of this Code, follow the guidelines described in Section 14 of this Code.

1.    Compliance with Laws, Rules and Regulations

Obeying the law, both in letter and in spirit, is the foundation on which this Company’s ethical standards are built. All employees must respect and obey the laws of the cities, states and countries in which we operate. Although not all employees are expected to know the details of these laws, it is important to know enough to determine when to seek advice from supervisors, managers or other appropriate personnel.

The Company holds information and training sessions to promote compliance with laws, rules and regulations, including insider-trading laws.

2.    Conflicts of Interest

A “conflict of interest” exists when a person’s private interest interferes in any way with the interests of the Company. A conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an employee, officer or director, or members of his or her family, receives improper personal benefits as a result of his or her position in the Company. Loans to, or guarantees of obligations of, employees and their family members may create conflicts of interest.

It is almost always a conflict of interest for a Company employee to work simultaneously for a competitor, customer or supplier. You are not allowed to work for a competitor as a consultant or board member. The best policy is to avoid any direct or indirect business connection with our customers, suppliers or competitors, except on our behalf.

Conflicts of interest are prohibited as a matter of Company policy, except under guidelines approved by the Board of Directors. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with senior management or the Company’s General Counsel. Any employee, officer or director who becomes aware of a conflict or potential conflict should bring it to the attention of a supervisor, manager or other appropriate personnel or consult the procedures described in Section 14 of this Code.

3.    Insider Trading

Employees who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of Stone Energy Corporation’s business. All non-public information about the Company should be considered confidential information. To use non-public information for personal financial benefit or to “tip” others who might make an investment decision to buy or sell Stone Energy Corporation stock on the basis of this information is not only unethical but also illegal. If you have any questions concerning this, please consult the Company’s General Counsel.

4.    Corporate Opportunities

Employees, officers and directors are prohibited from taking for themselves personally opportunities that are discovered through the use of corporate property, information or position without the consent of the Board of Directors. No employee may use corporate property, information, or position for improper personal gain, and no employee may compete with the Company directly or indirectly. Employees, officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

5.    Competition and Fair Dealing

We seek to outperform our competition fairly and honestly. We seek competitive advantages through superior performance, never through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited. Each employee should endeavor to respect the rights of and deal fairly with the Company’s customers, suppliers, competitors and employees. No employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair-dealing practice.

To maintain the Company’s valuable reputation, compliance with our quality processes and safety requirements is essential. In the context of ethics, quality requires that our products and services be designed to meet our obligations. All operations must be conducted in accordance with all applicable regulations. Compliance with all regulations and laws of governing or regulatory agencies should be give priority over the opportunity to profit or gain competitive advantage.

The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with suppliers and customers. No gift or entertainment should ever be offered, given, provided or accepted by any Company employee, family member of an employee or agent unless it: (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe or payoff and (5) does not violate any laws or regulations. Please discuss with your supervisor any gifts or proposed gifts that you are not certain are appropriate.

6.    Discrimination and Harassment

The diversity of the Company’s employees is a tremendous asset. We are firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment or any kind. Examples include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances.

7.    Health and Safety

The Company strives to provide each employee with a safe and healthful work environment. Each employee has responsibility for maintaining a safe and healthy workplace for all employees by following safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions.

Violence and threatening behavior are not permitted. Employees should report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol. The use of illegal drugs or alcohol in the workplace will not be tolerated.

8.    Record-Keeping

The Company requires honest and accurate recording and reporting of information in order to make responsible business decisions. For example, only the true and actual number of hours worked should be reported.

Many employees regularly use business expense accounts, which must be documented and recorded accurately. If you are not sure whether a certain expense is legitimate, ask your supervisor or the Human Resources Supervisor. Rules and guidelines are available from the Accounting Department.

All of the Company’s books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company’s transactions and must conform both to applicable legal requirements and to the Company’s system of internal controls. Unrecorded or “off the books” funds or assets should not be maintained.

Business records and communications often become public, and we should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that can be misunderstood. This applies equally to e-mail, internal memos, and formal reports. Records should always be retained or destroyed according to the Company’s record retention policies. In accordance with those policies, in the event of litigation or governmental investigation, please consult the Company’s General Counsel.

9.    Confidentiality

Employees must maintain the confidentiality of confidential information entrusted to them by the Company or its suppliers and customers, except when disclosure is explicitly authorized or required by laws or regulations or approved by senior management. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed. It also includes information that suppliers and customers have entrusted to us. The obligation to preserve confidential information continues even after employment ends.

10.    Protection and Proper Use of Company Assets

All employees should endeavor to protect the Company’s assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on the Company’s profitability. Any suspected incident of fraud or theft should be immediately reported for investigation. Company equipment should not be used for non-Company business, though incidental personal use may be permitted.

The obligation of employees to protect the Company’s assets includes its proprietary information. Proprietary information includes intellectual property such as seismic data or information, well data, trade secrets, patents, trademarks, and copyrights, as well as business, marketing and service plans, geological prospects and interpretations, engineering, geological, geophysical and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Company policy. It could also be illegal and result in civil or even criminal penalties.

11.    Payments to Government Personnel

The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country.

In addition, the U.S. government has a number of laws and regulations regarding business gratuities that may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. The Company’s General Counsel can provide guidance to you in this area.

12.    Waivers of the Code of Business Conduct and Ethics

Any waiver of this Code for executive officers, directors, employees or consultants may be made only by the Board or the Nominating and Governance Committee of the Board and will be promptly disclosed if and as required by law or stock exchange regulation.

13.    Reporting any Illegal or Unethical Behavior

Employees are encouraged to talk to supervisors, managers or other appropriate personnel about observed illegal or unethical behavior and when in doubt about the best course of action in a particular situation. It is the policy of the Company not to allow retaliation for reports of misconduct by others made in good faith by employees. Employees are expected to cooperate in internal investigations of misconduct.

14.    Compliance Procedures

We must all work to ensure prompt and consistent action against violations of this Code. However, in some situations it is difficult to know right from wrong. Since we cannot anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps to keep in mind:

  Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as possible.
  Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it probably is.
  Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.
  Discuss the problem with your supervisor. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the question and will appreciate being brought into the decision-making process. Remember that it is your supervisor’s responsibility to help solve problems.
  Seek help from Company resources. In the rare case where it may not be appropriate to discuss an issue with your supervisor, or where you do not feel comfortable approaching your supervisor with your question, discuss it with senior management, corporate counsel or the Human Resources manager. If that also is not appropriate, call (800) 551-3340, extension 0333 (President and CEO), the Company’s toll-free Ethics Line, which will put you in direct contact with the appropriate people at Company headquarters. If you prefer to write, address your concerns to: President and Chief Executive Officer, Stone Energy Corporation, P. O. Box 52807, Lafayette, Louisiana 70505.
  You may report ethical violations in confidence and without fear of retaliation. If your situation requires that your identity be kept secret, your anonymity will be protected. The Company does not permit retaliation of any kind against employees for good faith reports of ethical violations.
  Always ask first, act later: If you are unsure of what to do in any situation, seek guidance before you act.

15. Financial and Accounting Officers and Managers

Financial and Accounting Officers and Managers hold an important and elevated role in corporate governance. As part of the Corporate Leadership Team, Financial and Accounting Officers and Managers are vested with both the responsibility and authority to protect, balance, and preserve the interests of all of the Company’s stakeholders, including shareholders, clients, employees, suppliers, and citizens of the communities in which business is conducted. Financial and Accounting Officers and Managers fulfill this responsibility by prescribing and enforcing the policies and procedures employed in the operation of the Company’s financial organization, and by demonstrating the following:

Financial and Accounting Officers and Managers will exhibit and promote the highest standards of honest and ethical conduct through the establishment and operation of policies and procedures that:

  Encourage professional integrity in all aspects of the financial organization, by eliminating inhibitions and barriers to responsible behavior, such as coercion, fear of reprisal, or alienation from the financial organization or the enterprise itself.
  Prohibit and eliminate the occurrence of conflicts between what is in the best interest of the enterprise and what could result in material personal gain for a member of the financial organization, including Financial and Accounting Officers and Managers.
  Provide a mechanism for members of the finance organization to inform senior management of deviations in practice from policies and procedures governing honest and ethical behavior.
Financial and Accounting Officers and Managers will establish and manage the enterprise transaction and reporting systems and procedures to ensure that:

  Business transactions are properly authorized and completely and accurately recorded on the Company’s books and records in accordance with Generally Accepted Accounting Principles (GAAP) and established company financial policy.
  The retention or proper disposal of Company records shall be in accordance with applicable legal and regulatory requirements.
  Periodic financial communications and reports will be delivered in a manner that facilitates a high degree of clarity of content and meaning so that readers and users can determine their significance and consequence.